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                                                                   EXHIBIT 3.5

                                   PROMISSORY NOTE


Principal Amount;                                             Washington, D.C.
$500,000.00                                                   February 9, 1999


                                   I. TERMS OF NOTE

     FOR VALUE RECEIVED, THE BARONE FAMILY 1988 TRUST dated March 3, 1988, Robert N. and Diane M. Barone, trustees, a Nevada trust ("Maker"), together with its successors and assigns, promises to pay to the order of Hovde Acquisition, L.L.C. or its successors and assigns (the "Lender" or "Holder"), at 1826 Jefferson Place, N.W., Washington, D.C. or at such other place as the Holder of this Promissory Note (the "Note") may from time to time designate, the principal amount of Five Hundred Thousand Dollars and No Cents ($500,000.00) together with interest from the date of February 9, 1999 on the unpaid principal at the interest rate of nine percent (9%) per annum.

     PAYMENT: FORM AND SCHEDULE. Maker shall repay the full amount of the entire unpaid principal balance hereof in full together with any interest due and accruing through June 30, 1999, and upon such payment this Note shall be satisfied.


                                II. EVENTS OF DEFAULT

     EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder and Maker covenants and agrees to give Holder prompt written notice of the occurrence of any one or more of the following:

     (i) Failure to pay, when due, the entire unpaid principal balance hereof in full together with accrued interest as payable hereunder, and continuance of such failure for ten (10) days after the date on which such sum is due;

     (ii) The commencement by Maker or any guarantor hereof (a "Guarantor") of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, or composition of Maker's or Guarantor's debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it/his/her or for all or any substantial part of its/his/her property; and

     (iii) The commencement of any case, proceeding, or other action against Maker or a Guarantor seeking to have any order for relief entered against Maker or a Guarantor as debtor, or seeking reorganization, arrangement, adjustment, liquidation, or composition of Maker or Guarantor or its/his/her debts under any laws relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or similar official for Maker or a Guarantor or for all or any substantial part of the property of Maker or a Guarantor, and (a) Maker or a Guarantor shall, by any act or omission, indicate its/his/her consent to, approval of, or acquiescence in such case, proceeding, or action, or (b) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within seven (7) business days after the entry thereof, or (c) such case, proceeding, or action remains undismissed for a period of fifteen
           (15) days or more is dismissed or suspended only pursuant to

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           Section 305 of the United States Bankruptcy Code or any
           corresponding provision of any future United States bankruptcy law.

                                III.  HOLDER'S RIGHTS


     HOLDER'S RIGHTS IN EVENT OF DEFAULT. Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof shall be accelerated, and shall be immediately due and payable together with interest accrued and accruing thereon, at the option of the Holder, without demand or notice, and in addition thereto, and not in substitution therefor, Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. From and after the date of an Event of Default, interest on the entire principal amount outstanding shall accrue and be payable through and including the date of satisfaction in full hereof at the rate of twelve percent (12%) per annum. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

     Each Obligor (which term shall include Maker and all makers, sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this
Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, nor release of any obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

     EXERCISE OF HOLDER'S RIGHTS. No single or partial exercise of Holder of any right hereunder, or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.


                                  IV.  MISCELLANEOUS

     CONFESSION OF JUDGMENT. Maker and Holder acknowledge and agree that if, for any reason other than default on part of Holder, for which it has received written notice, Maker fails to render timely payment to Holder as specified herein, that this Note may be presented to any court of competent jurisdiction without contest, to secure a confessed judgment to be enforced by such court against Maker in the face value amount stated above, less any amounts previously paid to Holder.

     INDEMNIFICATION. Maker hereby indemnifies Holder and holds Holder harmless as to any and all claims arising out of the execution, existence, or performance under this Note, including but not limited to claims arising from any governmental taxing entity or subdivision, and any claimant against or creditor of Maker.

     SUCCESSORS AND ASSIGNS. Whenever used herein, the words "Maker," "Holder," "Guarantor" and "Obligor" shall be deemed to include their respective successors and assigns.

     JURISDICTION. This Note shall be governed by and construed under and in accordance with the laws of the District of Columbia, and shall be enforceable

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in the courts of the District of Columbia.

     SAVINGS. It is expressly agreed that if any portion of this Note shall be deemed invalid or unenforceable, then the remaining portion of this Note shall remain in full force and effect, notwithstanding.

     IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first set forth above.

MAKER:

THE BARONE FAMILY 1988 TRUST dated
March 3, 1988, Robert N. and Diane M. Barone, trustees

By:  /s/ Robert N. Barone, Trustee
     -------------------------------------
     Robert N. Barone, trustee

By:  /s/ Diane M. Barone, Trustee
     -------------------------------------
     Diane M. Barone, trustee


State of Nevada          )
City/County of Washoe    )

I HEREBY CERTIFY, that on this 10th day of February, 1999, before me a Notary Public of said State of Nevada, personally appeared Robert N. Barone and Diane
M. Barone, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized trustees of The Barone Family 1988 Trust dated March 3, 1988, Robert N. and Diane M. Barone, trustees signing the name of said trust by himself/herself as a trustee.

WITNESS my hand and Notarial Seal.

                                      /s/ Heidi C. Warde
                                   ------------------------------------
                                   Notary Public

                                   My commission expires:  3-15-01



                    GUARANTEE AGREEMENT OF TRUSTEES AS INDIVIDUALS

In order to induce Lender to lend The Barone Family 1988 Trust dated March 3, 1988, Robert N. and Diane M. Barone, trustees ("Maker") the principal amount of Five Hundred Thousand Dollars and No Cents as set forth in the hereinbefore
Promissory Note dated February     , 1999 (the "Promissory Note"), the
undersigned, Robert N. Barone and Diane M. Barone, each individually, and not in their capacity as a trustee, a Guarantor, jointly and severally hereby unconditionally and irrevocably guarantee to the Holder of the Promissory Note set forth hereinabove: (a) the due and punctual payment in full (and not merely the collectibility) of the principal of the Promissory Note and the interest thereon, in each case when due and payable, whether upon the stated maturity of the Promissory Note or accelerated maturity, all according to the terms of the Promissory Note; and (b) the due and punctual performance of all of the other terms, covenants and conditions contained in the Promissory Note on the part of the Maker to be performed. Each Guarantor unconditionally and irrevocably waives: (a) presentment and demand for payment of the principal of or interest on the Promissory Note and protest of non-payment; (b) notice of acceptance of this guarantee agreement and of presentment, demand and protest; (c) notice of any default under this guarantee agreement or the Promissory Note; and (d) all other notices and demands otherwise required by law which any such Guarantor may lawfully waive.

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Each Guarantor hereby consents and irrevocably submits to the jurisdiction of the courts of the District of Columbia or any federal court sitting in such jurisdiction over any suit, action, or proceeding arising out of or relating to this guarantee agreement. Each of the Guarantors irrevocably waives, to the extent permitted by law, any objection either may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

This guarantee agreement shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns as holder of the Promissory Note, and shall be binding upon, and enforceable against, each Guarantor and his/her successors and assigns.

WITNESS the signature of each Guarantor as of the day and year first above written.


WITNESS:
                                   /s/ Robert N. Barone
                                   -------------------------------
                                        Robert N. Barone
  /s/ Notary Public
-------------------------

                                   /s/ Diane M. Barone
                                   -------------------------------
WITNESS:                                Diane M. Barone

State of Nevada          )
City/County of Washoe    )

I HEREBY CERTIFY, that on this 10th day of February, 1999, before me a Notary Public of said State of Nevada, personally appeared Robert N. Barone and Diane
M. Barone, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.


WITNESS my hand and Notarial Seal.

                                      /s/ Heidi C. Warde
                                   ------------------------------------
                                   Notary Public

                                   My commission expires:  3-15-01